SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): June 28, 2005

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 29, 2005, WJ Communications, Inc. (the “Company”) announced the appointment of Bruce W. Diamond as President and Chief Executive Officer of WJ Communications, Inc.  Mr. Diamond assumes this position from Michael R. Farese PhD, who has served as the President and Chief Executive Officer of the Company since March of 2002.

On June 28, 2005, the Company entered into an employment agreement with Mr. Diamond (the “Employment Agreement”), the Company’s new President and Chief Executive Officer.  The Employment Agreement, which was approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”), is effective for three years with automatic one year extensions thereafter.

The material terms of the Employment Agreement include the following: (i) Mr. Diamond’s annual base salary will be $350,000; (ii) beginning in fiscal year 2006, Mr. Diamond is eligible for an annual bonus target opportunity of one-hundred percent (100%) of his current annual base salary, of which fifty percent (50%) is based on achievement of defined financial performance objectives and fifty percent (50%) is based on defined major business objectives as determined by the Compensation Committee, (iii) an annual bonus target opportunity for the fiscal year ending December 31, 2005 of fifty percent (50%) of annual base salary is based on defined objectives but will not be less than $50,000 if Mr. Diamond remains employed through December 31, 2005; and (iv) a grant of 1,000,000 shares of restricted common stock at a purchase price equal to the par value of the common stock of $0.01 per share of which 500,000 shares are Time-Vested Restricted Stock and vest over 36 months and 500,000 shares of Performance-Vested Restricted Stock which shall vest conditioned upon the satisfaction of certain performance targets and objectives to be determined by the Company with the performance period for such award to be not more than two (2) years or in the case of performance criteria conditioned on appreciation in the value of the Company’s common stock, the price targets designated by the Company.

Pursuant to the Employment Agreement, if the Company terminates Mr. Diamond’s employment other than for cause or disability or if Mr. Diamond terminates his employment with the Company for good reason, and Mr. Diamond’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred fifty percent of his annual base salary as in effect immediately prior to the termination of the employment period and eighteen months accelerated vesting with respect to any outstanding, unvested time-vested restricted stock and reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for eighteen months following the termination of his employment with the Company.  Notwithstanding the preceding sentence, the severance benefit shall be computed as an amount equal to two hundred ninety-nine percent of his annual base salary as in effect immediately prior to the termination of the employment period, full vesting with respect to any outstanding, unvested time-vested restricted stock and performance-vested restricted stock and reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for thirty-six months with such amounts to be paid within thirty days of the date of such termination, in each case solely in a circumstance in which there is a termination of Mr. Diamond’s employment within three months prior to or nine months following the occurrence of a change in control either by the Company other than for cause or by him with good reason.

A copy of the agreement is filed as Exhibit 10.2 to this current report and incorporated herein by reference.

The Company entered into a separation agreement dated June 28, 2005 with Dr. Farese (the “Separation Agreement”), the Company’s former President and Chief Executive Officer.  The Separation Agreement becomes effective upon the expiration of the seven day revocation period provided that Dr. Farese does not revoke the agreement during such period.  In accordance with the Separation Agreement, Dr. Farese’s amended and restated employment agreement with the Company is terminated except for certain provisions thereof that Dr. Farese agreed would survive termination as provided in the Separation Agreement.  Accordingly, the material terms of the Separation Agreement include the following:  (i) payment of any unpaid but accrued base salary and payment for 20 days of vacation time;  (ii) a single payment equal to one hundred fifty percent (150%) of Dr. Farese’s annual base salary (in the aggregate amount of $525,000); (iii) 1.5 million of the options granted to Dr. Farese pursuant to the Executive Time Vesting Stock Option Agreement dated March 4, 2002 are fully vested and the time period during which these vested options can be exercised following the separation date shall be eighteen months per the terms of Dr. Farese’s amended and restated employment agreement dated November 11, 2004;  (iv) 328,500 shares of Company stock pursuant to a customary form of Restricted Stock Agreement issued under the Company’s 2000 Stock Incentive Plan which shares shall be fully vested and non-forfeitable as of the date of grant and (v) other incidental benefits including continued health insurance benefits for Dr. Farese and his dependents for one year.  As a result of the Separation Agreement, Dr. Farese did not receive the restricted stock units referenced in the Company’s proxy statement.  The 1.4 million share option grant previously made to Dr. Farese in March 2004 and referenced in the proxy statement as to be cancelled upon Dr. Farese’s acceptance of the restricted stock unit award will be cancelled on the effective date pursuant to the Separation Agreement.  A copy of the agreement is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 1.02               Termination of a Material Agreement.

The information regarding Dr. Farese’s Separation Agreement and the termination of his employment agreement with the Company set forth in item 1.01 of this current report is incorporated herein be reference.

Item 5.02                                             Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Departure of Director and Principal Executive Officer.

On June 27, 2005, Michael R. Farese, PhD submitted his resignation as President and Chief Executive Officer and a director of the Company in order to pursue other opportunities.  Dr. Farese’s resignation is effective immediately.  The resignation of Dr. Farese was not due to a disagreement with the Company’s operations, policies or practices.  The information set forth in item 1.01 of this current report is incorporated herein by reference.

(c)                                  Appointment of New Principal Executive Officer.

Effective June 28, 2005 Bruce W. Diamond was appointed as the Company’s new President and Chief Executive Officer replacing Michael R. Farese, PhD.  Mr. Diamond, has been on the Company’s Board of Directors since July 2003. Mr. Diamond has resigned from the Compensation Committee and the Nomination Committee due to the fact he will no longer be independent effective with this new appointment.  Mr. Diamond, 45, was most recently the Chief Operating officer of Zilog Inc. (NasdaqNM – ZILG).  Prior to joining Zilog in November 2002, he was President and Chief Operating Officer at Sipex Inc. (PINK SHEETS: SIPX) from January 2001 through October 2002.  Previously, Mr. Diamond was at Anadigics (NasdaqNM – ANAD) where he served as Senior Vice President of Operations since October 1997.  He received his B.S. in Electrical Engineering from the University of Illinois.  Mr. Diamond is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.  A copy of the Company’s press release is attached as Exhibit 99.1 to this current reportand is incorporated herein by reference.  The information set forth in item 1.01 of this current report is incorporated herein by reference.

Item 7.01.                                          Regulation FD Disclosure

On June 29, 2005, the Company issued a press release announcing the appointment of Bruce W. Diamond and the resignation of Michael R. Farese, PhD.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

10.1                      Separation Agreement, dated June 28, 2005, by and between the Company and Michael R. Farese, PhD.

10.2                      Employment Agreement, dated June 28, 2005, by and between the Company and Bruce W. Diamond.

99.1                      Press Release dated June 29, 2005 announcing the appointment of a new CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ EPHRAIM KWOK
Ephraim Kwok
Chief Financial Officer
(principal financial officer)

Dated:  July 1, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement, dated June 28, 2005, by and between the Company and Michael R Farese, PhD.

10.2	Employment Agreement, dated June 28, 2005, by and between the Company and Bruce W. Diamond.

99.1	Text of Press Release dated June 29, 2005.